UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 8.01 and Item 9.01 of Form 8-K.

Item 8.01. Other Events.

On October 5, 2006, the Board of Directors of the Company approved the amendment of the Company’s unit redemption program in two respects. First, the Company changed the number of units that may be redeemed under the unit redemption program. Specifically, during any 12-month period, the Company will not redeem in excess of 5% of the weighted average number of units outstanding during the 12-month period immediately prior to the date of redemption. Second, the Company amended its unit redemption program to provide for a certain priority in redemptions to those shareholders seeking redemption of all units owned by them who own beneficially or of record fewer than 100 units, in the event the funds available for the unit redemption program are not sufficient to accommodate all of the redemption requests.

The entire revised unit redemption program description is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Apple REIT Six, Inc. Revised Unit Redemption Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

October 20, 2006